Exhibit (21) List of Subsidiaries of the Registrant



Company                                                State of Incorporation
-------                                                ----------------------

SIS Capital Corp.                                             Delaware
Premier P.E.T. Imaging International, Inc.                    Delaware
Premier Cyclotron International Corp.                         Delaware
Premier P.E.T. Imaging of Wichita, LLC                        Kansas
Premier P.E.T. Imaging of Arlington Heights, Inc.             Illinois
Premier P.E.T. Imaging of New Jersey, Inc.                    New Jersey
Morris County PET Management LLC                              New Jersey
Premier P.E.T. of Long Island, LLC                            New York
Hialeah PET Management LLC                                    Florida
P.E.T. Management of Queens, LLC                              New York

There are no other subsidiaries with significant operations or liabilities.

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